Exhibit 99.1

Teknova Announces $15.4 Million Private Placement

HOLLISTER, Calif., July 11, 2024 -- Alpha Teknova, Inc. (“Teknova”) (Nasdaq: TKNO), a leading producer of critical reagents for the discovery, development, and commercialization of novel therapies, vaccines, and molecular diagnostics, today announced that it has entered into a definitive agreement for the issuance and sale of an aggregate 12,385,883 of its shares of common stock in a private placement at a purchase price of $1.24 per share. The private placement was priced based on the Nasdaq Official Closing Price of Teknova’s common stock on July 11, 2024.

The private placement is expected to close on or about July 12, 2024, subject to the satisfaction of customary closing conditions. The gross proceeds to Teknova from the private placement are expected to be approximately $15.4 million, before deducting offering expenses payable by Teknova. Teknova currently intends to use the net proceeds from the private placement for general corporate purposes.

The offer and sale of the securities in the private placement are being made in transactions not involving a public offering and have not been registered pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506(b) of Regulation D promulgated thereunder and have not been registered under the Securities Act or applicable state securities laws. Accordingly, the securities in the private placement may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

Teknova has agreed to file an initial registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the securities to be issued in the private placement no later than 45 days following the date of the definitive agreement and to use commercially reasonable efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 120 days after the date of the definitive agreement in the event of a “full review” by the SEC.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Teknova

Teknova makes solutions possible. Since 1996, Teknova has been innovating the manufacture of critical reagents for the life sciences industry to accelerate the discovery and development of novel therapies that will help people live longer, healthier lives. We offer fully customizable solutions for every stage of the workflow, supporting industry leaders in cell and gene therapy, molecular diagnostics, and synthetic biology. Our fast turnaround of high-quality agar plates, microbial culture media, buffers, reagents, and water helps our customers scale seamlessly from RUO to GMP. Headquartered in Hollister, California, with over 200,000 square feet of state-of-the-art facilities, Teknova’s modular manufacturing platform was designed by our team of scientists, engineers, and quality control experts to efficiently produce the foundational ingredients for the discovery and commercialization of novel therapies.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, Teknova’s expectations regarding the completion of the offering, the satisfaction of customary closing conditions related to the offering, the anticipated use of proceeds from the offering and the timing of filing and effectiveness of any registration statement. The words, without limitation, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these or similar identifying words. These forward-looking statements are based on management’s current expectations and beliefs and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond Teknova’s control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering; demand for Teknova’s products (including the potential delay or pausing of customer orders); Teknova’s assessment of fundamental indicators of future demand across its target customer base; Teknova’s cash flows and revenue growth rate; Teknova’s supply chain, sourcing, manufacturing, and warehousing; inventory management; risks related to global economic and marketplace uncertainties, including those related to the conflicts in Ukraine and the Middle East; reliance on a limited number of customers for a high percentage of Teknova’s revenue; potential acquisitions and integration of other companies; and other factors discussed in the “Risk Factors” section of Teknova’s most recent periodic reports filed with the SEC, including in Teknova’s Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent Quarterly Reports on Form 10-Q filed with the SEC, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although Teknova believes that the expectations reflected in its forward-looking statements are reasonable, Teknova does not know whether its expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by Teknova on its website or otherwise. Teknova does not undertake any obligation to update, amend, or clarify these forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Investor Contact

Matt Lowell
Chief Financial Officer
matt.lowell@teknova.com
+1 831-637-1100

Media Contact

Jennifer Henry
Senior Vice President, Marketing
jenn.henry@teknova.com
+1 831-313-1259